Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the use in Amendment No. 1 to Registration Statement No.333-169819 on Form F-4 of Terra Nova Royalty Corporation of our report dated May 28, 2010 relating to the consolidated financial statements of Mass Financial Corp. as at December 31, 2009 and 2008 and for the years then ended appearing in the Registration Statement, which is part of such Registration Statement, and to the reference of us under the heading “Experts” in such Registration Statement.
“DAVIDSON & COMPANY LLP”
Chartered Accountants
Vancouver, British Columbia
October 25, 2010